Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13G dated June 11, 2012 (including amendments thereto) with respect to the Common Stock of School Specialty, Inc.  This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: June 11, 2012

LaGrange Capital Partners, L.P.

By: LaGrange Capital Management, LLC,
its General Partner

By: /s/ Frank LaGrange Johnson
Frank LaGrange Johnson,
its Managing Member

LaGrange Capital Management, LLC

By: /s/ Frank LaGrange Johnson
Frank LaGrange Johnson,
its Managing Member

LaGrange Capital Partners Offshore Fund, Ltd.

By: LaGrange Capital Administration, L.L.C.,
its Investment Manager

By: /s/ Frank LaGrange Johnson
Frank LaGrange Johnson,
its Managing Member

LaGrange Capital Administration, L.L.C.

By: /s/ Frank LaGrange Johnson
Frank LaGrange Johnson,
its Managing Member

/s/ Frank LaGrange Johnson
Frank LaGrange Johnson, Individually